UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 15, 2002

LIBERTY LIVEWIRE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-1461 (Commission File Number)	13-1679856 (IRS Employer Identification Number)

520 Broadway, Fifth Floor Santa Monica, CA (Address of Principal Executive Offices)	90401 (Zip Code)

(310) 434-7000
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.
SIGNATURE
Exhibit 99.1
Exhibit 99.2

Item 9. Regulation FD Disclosure.

     On November 18, 2002, Liberty Livewire Corporation (the “Corporation”) notified its stockholders, pursuant to Section 228(e) of the General Corporation Law of the State of Delaware, that the holders of 99% of the voting power of the issued and outstanding shares of capital stock of the Corporation adopted a restated certificate of incorporation for the Corporation (“Restated Certificate of Incorporation”), through a written consent of stockholders to action without a meeting, dated November 15, 2002 and delivered to the Corporation on November 15, 2002 (the “Notice”). The Restated Certificate of Incorporation is to become effective on November 20, 2002, changes the name of the Corporation to “Ascent Media Group, Inc.” and amends certain information with respect to the Corporation’s registered agent in Delaware. The Notice is being mailed on November 18, 2002 to the persons (other than the persons who executed and delivered the written consent) who were the holders of record of issued and outstanding capital stock of the Corporation on November 15, 2002, such date being the date that the signed written consent of stockholders was delivered to the Corporation.

     A copy of the Notice is attached hereto as Exhibit 99.1, and a copy of the Restated Certificate of Incorporation, which was filed with the Delaware Secretary of State on November 18, 2002, is attached hereto as Exhibit 99.2.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 18, 2002	LIBERTY LIVEWIRE CORPORATION

	By:	/s/ George C. Platisa

George C. Platisa Chief Financial Officer